Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:  Lloryn R. Love
Communications Manager
Greektown Casino-Hotel
313.223.2999 Ext. 5455 (Office)
313.477.6617 (Cellular)
LLove@greektowncasino.com

Greektown Superholdings, Inc. Announces Progress on Casino Remodeling

Detroit, Mich. — September 12, 2011 — Greektown Superholdings,  Inc., announced  the completion of the first phase of the remodeling of Greektown Casino.  The grand opening on Friday September 23rd will showcase a completely renovated 10,000 square foot area in the center of the casino, now known as the “superpit”.  This project consolidates three separate table game pits into one central location in the middle of the gaming floor, providing better access to both tables and slots. It also improves sightlines throughout the entire main casino level with the removal of several interior walls. The “superpit” is one of several areas improved since the remodeling began in June. Also completed at this time are the remodeling of the Apollo Bar, now called the Fringe, a new first floor VIP promotions area and cage and club booth.  Other phases of the remodeling expected to be completed by December 15th include a brand new bar/lounge and entertainment facility as well as a new quick-serve food and beverage outlet on the 1st floor, and the complete renovation of several of the main restroom areas.

Michael Puggi, the chief executive officer stated:  “We are continuing to work to improve the gaming  and entertainment experience for our customers. The superpit along with the other improved areas throughout the casino, create a new look and feel to our facility, which has to be seen to be fully appreciated. Other phases of our renovation plans are well underway. As with any renovation, there is some short-term disruption to our business, but we are confident that the changes which are underway will provide meaningful shareholder value over the long term. We also look forward to breaking ground on our new  850 car valet parking facility early next year, subject to obtaining the necessary financing and regulatory approvals. “

About Greektown Casino-Hotel
Greektown Superholdings, Inc. operates, through its subsidiaries the Greektown Casino-Hotel located at 555 E. Lafayette Boulevard in Detroit's Greektown Entertainment District.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about capitalization and performance of Greektown. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond Greektown’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, the ability to obtain the required financing and regulatory approvals, construction delays, general economic and business conditions, competitive conditions and ability to service indebtedness as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Greektown. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.